Exhibit 99.1

Box Reports Revenue of $696 Million for Fiscal Year 2020, Up 14 Percent Year-Over-Year, and Delivers First Full Year of Non-GAAP Profitability

•	Fourth Quarter Revenue of $183.6 Million, Up 12 Percent Year-Over-Year
•	Fourth Quarter Billings of $281.9 Million, Up 19 Percent Year-Over-Year
•	Fiscal Year GAAP Operating Margin Up 2 Percentage Points and Non-GAAP Operating Margin Up 3 Percentage Points Year-Over-Year

REDWOOD CITY, Calif. – February 26, 2020 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced financial results for the fiscal fourth quarter and full fiscal year 2020, which ended January 31, 2020.

“In fiscal 2020, we launched two major new products, Box Relay and Box Shield, building out our multi-product platform and solidifying our leadership in the cloud content management market,” said Aaron Levie, co-founder and CEO of Box. “With these added capabilities, we are seeing more and more of our customers adopt the full power of Box through our Enterprise Suite offering. Looking ahead to FY21, we are focused on driving healthy growth and significantly improved profitability.”

“We delivered strong financial results on both the top and bottom line in the fourth quarter, with record business coming from our add-on products,” said Dylan Smith, co-founder and CFO of Box. “We delivered operational efficiencies and achieved our first full year of non-GAAP profitability in FY20, and we are committed to delivering significant improvements in operating margin in FY21 and beyond.”

Adoption of the New Lease Standard - ASC Topic 842

Box adopted the new lease standard, Accounting Standards Codification Topic 842 (“ASC 842”), on a modified retrospective basis, effective February 1, 2019. Financial results for reporting periods in Box’s fiscal year ended January 31, 2020 are presented in compliance with the new lease standard. Historical financial results for reporting periods prior to fiscal year 2020 are presented in conformity with amounts previously disclosed under the prior lease standard, Accounting Standards Codification Topic 840 (“ASC 840”). The adoption of ASC 842 did not have a material effect on Box’s condensed consolidated statements of operations and cash flows, however, did materially increase Box’s assets and liabilities on the condensed consolidated balance sheet.

Fiscal Fourth Quarter Financial Highlights

•	Revenue for the fourth quarter of fiscal year 2020 was $183.6 million, an increase of 12% from the fourth quarter of fiscal year 2019.
•	Remaining performance obligations as of January 31, 2020 were $767.8 million, an increase of 12% from the fourth quarter of fiscal year 2019.
•	Deferred revenue as of January 31, 2020 was $423.8 million, an increase of 13% from the fourth quarter of fiscal year 2019.
•	Billings for the fourth quarter of fiscal year 2020 were $281.9 million, an increase of 19% from the fourth quarter of fiscal year 2019.
•

GAAP operating loss in the fourth quarter of fiscal year 2020 was $28.6 million, or 15% of revenue. This compares to a GAAP operating loss of $21.7 million, or 13% of revenue, in the fourth quarter of fiscal year 2019.

•

Non-GAAP operating income in the fourth quarter of fiscal year 2020 was $12.3 million, or 7% of revenue. This compares to a non-GAAP operating income of $8.5 million, or 5% of revenue, in the fourth quarter of fiscal year 2019.

•

GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal year 2020 was $0.20 on 150 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.14 in the fourth quarter of fiscal year 2019 on 144 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in the fourth quarter of fiscal year 2020 was $0.07. This compares to a non-GAAP net income per share of $0.06 in the fourth quarter of fiscal year 2019.
•

Net cash provided by operating activities in the fourth quarter of fiscal year 2020 totaled $15.0 million. This compares to net cash provided by operating activities of $31.3 million in the fourth quarter of fiscal year 2019.

•	Free cash flow in the fourth quarter of fiscal year 2020 was $0.0 million. This compares to positive $21.0 million in the fourth quarter of fiscal year 2019.

Fiscal Year 2020 Financial Highlights

•	Revenue for fiscal year 2020 was $696.3 million, an increase of 14% from fiscal year 2019.
•	Billings for fiscal year 2020 were $745.1 million, an increase of 11% from fiscal year 2019.
•	GAAP operating loss in fiscal year 2020 was $139.5 million, or 20% of revenue. This compares to a GAAP operating loss of $134.2 million, or 22% of revenue, in fiscal year 2019.
•	Non-GAAP operating income in fiscal year 2020 was $9.3 million, or 1% of revenue. This compares to a non-GAAP operating loss of $14.9 million, or 2% of revenue, in fiscal year 2019.
•

GAAP net loss per share, basic and diluted, in fiscal year 2020 was $0.98 on 148 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.95 in fiscal year 2019 on 141 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in fiscal year 2020 was $0.03. This compares to a non-GAAP net loss per share of $0.12 in fiscal year 2019.
•	Net cash provided by operating activities in fiscal year 2020 totaled $44.7 million. This compares to net cash provided by operating activities of $55.3 million in fiscal year 2019.
•	Free cash flow in fiscal year 2020 was negative $7.2 million. This compares to positive $13.8 million in fiscal year 2019.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Delivered wins and expansions with leading organizations such as American Homes 4 Rent, ATB Financial, Government of District of Columbia, Macquarie Bank in Australia, Rodan + Fields, Sekisui House, U.S. Forest Service, and VICE Media.

•

Launched automated classification with Box Relay, allowing customers to auto-apply pre-established classifications to content as an outcome of a Relay workflow and auto-trigger Relay workflows based on changes in content classification.

•	Launched enhancements to the Box admin console, making it easier for administrators to view and manage all of their applications integrated with Box or developed with Box in one place.
•	Announced the general availability of the Box Shield and Splunk integration to power automated threat detection and response, giving customers deeper visibility into content access patterns.
•

Launched enhancements to Box Shield, including an updated dashboard, providing an easy visual summary of Shield alerts, and an improved end-user classification experience to help users understand the policies that will be enforced when classifying a file or folder.

•	Launched a new Box integration with Zoom, enabling users to easily share and collaborate on content in Box without having to leave the Zoom application.
•

Named to the 2020 Bloomberg Gender-Equality Index. Box is one of 325 global companies included in the index, which tracks the financial performance of public companies committed to supporting gender equality.

•	Received a top score of 100 on the 2020 Human Rights Campaign Corporate Equality Index (CEI).
•	Recognized as one of Fortune’s 100 Best Workplaces for Diversity, Best Workplaces in the Bay Area, and 100 Best Companies to Work For for 2020.

Outlook

•

Q1 FY21 Guidance: Revenue is expected to be in the range of $183.0 million to $184.0 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.25 to $0.23. Non-GAAP diluted net income per share is expected to be in the range of $0.04 to $0.06.  Weighted-average basic and diluted shares outstanding are expected to be approximately 151 million and 157 million, respectively.

•

Full Year FY21 Guidance: Revenue is expected to be in the range of $771.0 million to $777.0 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.78 to $0.71. Non-GAAP diluted net income per share is expected to be in the range of $0.38 to $0.44. Weighted-average basic and diluted shares outstanding are expected to be approximately 154 million and 160 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The access details for the live conference call are:

+ 1-833-231-7240 (U.S. and Canada), conference ID: 3537998

+ 1-647-689-4084 (international), conference ID: 3537998

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 3537998

+ 1-416-621-4642 (international), conference ID: 3537998

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, expectations regarding its leadership position in the cloud content management market, the demand for its products, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets, expectations regarding its ability to achieve profitability on a quarterly or ongoing basis, its expectations regarding free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, and the success of strategic partnerships, as well as expectations regarding its revenue, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, and weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2021 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (8) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2019. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third party advisory and professional service fees, (2) expenses related to certain litigation, and (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure as it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is a leading Cloud Content Management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, General Electric, JLL and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Alice Kousoum Lopatto and Elaine Gaudioso
+1 650-209-3467
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31,		January 31,
	2020	*	2019	**
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$195,586		$217,518
Accounts receivable, net	209,434		175,130
Prepaid expenses and other current assets	21,865		14,223
Deferred commissions	30,841		21,683
Total current assets	457,726		428,554
Property and equipment, net	190,976		137,703
Operating lease right-of-use assets, net	197,806		—
Goodwill	18,740		18,740
Restricted cash	—		238
Deferred commissions, non-current	62,762		53,880
Other long-term assets	27,104		11,046
Total assets	$955,114		$650,161
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,752		$15,431
Accrued compensation and benefits	32,516		34,484
Accrued expenses and other current liabilities	26,768		31,378
Finance lease liabilities	54,634		28,317
Operating lease liabilities	40,339		—
Deferred revenue	407,493		353,590
Total current liabilities	578,502		463,200
Debt, non-current	40,000		40,000
Finance lease liabilities, non-current	83,427		44,597
Operating lease liabilities, non-current	206,141		—
Deferred revenue, non-current	16,356		21,451
Other long-term liabilities	8,331		49,508
Total liabilities	932,757		618,756
Stockholders’ equity:
Common stock (1)	15		14
Additional paid-in capital	1,302,072		1,166,443
Treasury stock	(1,177)		(1,177)
Accumulated other comprehensive (loss) income	(307)		23
Accumulated deficit	(1,278,246)		(1,133,898)
Total stockholders’ equity	22,357		31,405
Total liabilities and stockholders' equity	$955,114		$650,161

(1)	As of January 31, 2020, there were 150,611 shares of Box’s Class A common stock outstanding.
*	As reported and disclosed under ASC Topic 842
**	As reported and disclosed under ASC Topic 840

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2020	*	2019	**	2020	*	2019	**
Revenue	$183,585		$163,713		$696,264		$608,386
Cost of revenue (1)(2)	56,719		47,197		215,577		173,594
Gross profit	126,866		116,516		480,687		434,792
Operating expenses:
Research and development (2)	53,161		41,362		199,750		163,750
Sales and marketing (1)(2)	75,451		73,738		317,615		312,210
General and administrative (1)(2)	26,835		23,110		102,794		93,069
Total operating expenses	155,447		138,210		620,159		569,029
Loss from operations	(28,581)		(21,694)		(139,472)		(134,237)
Interest expense, net	(1,197)		(108)		(2,338)		(316)
Other (loss) income, net	(288)		2,582		(1,128)		1,339
Loss before provision for income taxes	(30,066)		(19,220)		(142,938)		(133,214)
Provision for income taxes	324		474		1,410		1,398
Net loss	$(30,390)		$(19,694)		$(144,348)		$(134,612)
Net loss per share, basic and diluted	$(0.20)		$(0.14)		$(0.98)		$(0.95)
Weighted-average shares used to compute net loss per share, basic and diluted	150,031		143,703		147,762		141,351

(1) Intangible assets amortization was not material for the periods presented.
(2) Includes stock-based compensation expense as follows:

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2020		2019		2020		2019
Cost of revenue	$4,370		$3,785		$16,769		$14,065
Research and development	17,687		11,521		62,565		45,189
Sales and marketing	9,386		9,163		38,030		36,864
General and administrative	7,620		5,741		28,624		23,178
Total stock-based compensation	$39,063		$30,210		$145,988		$119,296

*	As reported and disclosed under ASC Topic 842
**	As reported and disclosed under ASC Topic 840

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2020	*	2019	**	2020	*	2019	**
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,390)		$(19,694)		$(144,348)		$(134,612)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,322		11,643		59,424		46,320
Stock-based compensation expense	39,063		30,210		145,988		119,296
Amortization of deferred commissions	7,562		5,092		25,922		17,323
Loss (gain) on disposal of property and equipment	49		(1)		47		585
Gain on sale of a strategic equity investment	—		(2,035)		—		(2,035)
Other	(81)		17		(194)		4
Changes in operating assets and liabilities
Accounts receivable, net	(101,041)		(69,416)		(34,304)		(12,415)
Deferred commissions	(17,391)		(14,504)		(43,962)		(37,561)
Operating lease right-of-use assets, net	9,004		—		35,449		—
Prepaid expenses and other assets	(3,819)		(416)		(7,108)		(4,999)
Accounts payable	4,101		1,901		(100)		1,655
Accrued expenses and other liabilities	2,541		14,735		(5,851)		(2,172)
Operating lease liabilities	(10,108)		—		(35,058)		—
Deferred revenue	98,202		73,800		48,808		63,932
Net cash provided by operating activities	15,014		31,332		44,713		55,321
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,231)		(2,195)		(5,452)		(14,808)
Capitalized internal-use software costs	(1,475)		(1,418)		(7,957)		(2,761)
Proceeds from sales of property and equipment	2		—		8		2
Proceeds from sale of a strategic equity investment	105		1,874		105		1,874
Acquisitions	—		—		—		(458)
Net cash used in investing activities	(2,599)		(1,739)		(13,296)		(16,151)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,957		1,350		5,965		16,326
Proceeds from issuances of common stock under employee stock purchase plan	—		—		23,425		21,861
Employee payroll taxes paid related to net share settlement of restricted stock units	(8,273)		(6,923)		(43,328)		(43,824)
Principal payments of finance lease liabilities	(12,342)		(6,738)		(38,542)		(23,930)
Acquisition related contingent consideration	—		—		(936)		—
Net cash used in financing activities	(17,658)		(12,311)		(53,416)		(29,567)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(61)		132		(171)		(273)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(5,304)		17,414		(22,170)		9,330
Cash, cash equivalents, and restricted cash, beginning of period	200,890		200,342		217,756		208,426
Cash, cash equivalents, and restricted cash, end of period	$195,586		$217,756		$195,586		$217,756

*	As reported and disclosed under ASC Topic 842
**	As reported and disclosed under ASC Topic 840

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2020	2019	2020	2019
GAAP operating loss	$(28,581)	$(21,694)	$(139,472)	$(134,237)
Stock-based compensation	39,063	30,210	145,988	119,296
Intangible assets amortization	—	—	—	24
Fees related to shareholder activism	199	—	1,154	—
Restructuring activities	1,651	—	1,651	—
Non-GAAP operating income (loss)	$12,332	$8,516	$9,321	$(14,917)

GAAP operating margin	(15)%	(13)%	(20)%	(22)%
Stock-based compensation	21	18	21	20
Intangible assets amortization	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Restructuring activities	1	—	—	—
Non-GAAP operating margin	7%	5%	1%	(2)%

GAAP net loss	$(30,390)	$(19,694)	$(144,348)	$(134,612)
Stock-based compensation	39,063	30,210	145,988	119,296
Intangible assets amortization	—	—	—	24
Fees related to shareholder activism	199	—	1,154	—
Gain on investment in strategic equity securities	—	(2,035)	—	(2,035)
Restructuring activities	1,651	—	1,651	—
Non-GAAP net income (loss)	$10,523	$8,481	$4,445	$(17,327)

GAAP net loss per share, basic and diluted	$(0.20)	$(0.14)	$(0.98)	$(0.95)
Stock-based compensation	0.26	0.21	0.99	0.84
Intangible assets amortization	—	—	—	—
Fees related to shareholder activism	—	—	0.01	—
Gain on investment in strategic equity securities	—	(0.01)	—	(0.01)
Restructuring activities	0.01	—	0.01	—
Non-GAAP net income (loss) per share, basic	$0.07	$0.06	$0.03	$(0.12)
Non-GAAP net income (loss) per share, diluted	$0.07	$0.06	$0.03	$(0.12)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	150,031	143,703	147,762	141,351
Weighted-average shares used to compute Non-GAAP net income (loss) per share
Basic	150,031	143,703	147,762	141,351
Diluted	155,673	150,009	153,755	141,351

Net cash provided by operating activities	$15,014	$31,332	$44,713	$55,321
Purchases of property and equipment	(1,231)	(2,195)	(5,452)	(14,808)
Principal payments of finance lease liabilities	(12,342)	(6,738)	(38,542)	(23,930)
Capitalized internal-use software costs	(1,475)	(1,418)	(7,957)	(2,761)
Free cash flow	$(34)	$20,981	$(7,238)	$13,822
Net cash used in investing activities	$(2,599)	$(1,739)	$(13,296)	$(16,151)
Net cash used in financing activities	$(17,658)	$(12,311)	$(53,416)	$(29,567)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2020	2019	2020	2019
GAAP revenue	$183,585	$163,713	$696,264	$608,386
Deferred revenue, end of period	423,849	375,041	423,849	375,041
Less: deferred revenue, beginning of period	(325,647)	(301,241)	(375,041)	(311,109)	*
Contract assets, beginning of period	76	216	3	582
Less: contract assets, end of period	—	(3)	—	(3)
Billings	$281,863	$237,726	$745,075	$672,897

*	Balance as of February 1, 2018 upon the adoption of ASC Topic 606

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	April 30, 2020			January 31, 2021
GAAP net loss per share range, basic and diluted	$(0.25)	-	$(0.23)	$(0.78)	-	$(0.71)
Stock-based compensation	0.29		0.29	1.17		1.17
Non-GAAP net income per share range, basic	$0.04	-	$0.06	$0.39	-	$0.46
Non-GAAP net income per share range, diluted	$0.04	-	$0.06	$0.38	-	$0.44

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	151,146			154,218
Weighted-average shares used to compute Non-GAAP net income per share:
Basic	151,146			154,218
Diluted	156,593			160,233